                               SECOND AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                    ELDERTRUST OPERATING LIMITED PARTNERSHIP


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ELDERTRUST OPERATING LIMITED PARTNERSHIP (this "Second Amendment"), dated as of October 13, 1999, is entered into by ElderTrust, a Maryland real estate investment trust, as general partner (the "General Partner") of ElderTrust Operating Limited Partnership (the "Partnership"), for itself and on behalf of the limited partners of the Partnership;

         WHEREAS, the General Partner has entered into a Rights Agreement, dated as of October 13, 1999, between the General Partner and First Union National Bank, as rights agent ("the "Rights Agreement"), pursuant to which the General Partner has agreed to issue to the holders of its common shares of beneficial interest rights to purchase shares of a newly created series of preferred shares of beneficial interest, designated Series A Junior Participating Preferred Shares (the "Series A Preferred Shares"), upon and subject to the terms and conditions set forth in the Rights Agreement;

         WHEREAS, pursuant to Section 4.2.A of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as heretofore amended, the "Partnership Agreement"), the Partnership will issue to the General Partner rights to purchase a new class of Partnership Units, to be entitled "Series A Junior Participating Preferred Units," from time to time concurrently with the issuance by the General Partner from time to time of a like number of Series A Preferred Share purchase rights pursuant to the Rights Agreement; and

         WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 14.1.B of the Partnership Agreement, the General Partner desires to amend the Partnership Agreement (i) to establish a new class of Units, to be entitled "Series A Junior Participating Preferred Units" (the "Series A Preferred Units"), and to set forth the designations, preferences and relative, participating, optional or other special rights, powers and duties of such Series A Preferred Units, which are substantially the same as those of the Series A Preferred Shares, pursuant to Section 4.2.A of the Partnership Agreement and (ii) to protect the economic interests of limited partners in the Partnership to the extent provided herein upon exercise by holders of certain rights to purchase Series A Preferred Shares granted under the Rights Agreement and Articles Supplementary relating to the Series A Preferred Shares.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement, as follows:

         1. Article 1 of the Partnership Agreement hereby is amended to add the following definitions:

         "Common Unit" means a Partnership Unit that is not a Preferred Unit. The Class A Units, Class B Units and Class C (LIHTC) Units are Common Units.

         "Exercise Percentage" has the meaning set forth in Section 4.3.

         "Liquidation Preference Amount" means, with respect to any Preferred Unit as of any date of determination, the amount (including accrued and unpaid distributions to the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred
Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Units ranking junior to such Preferred Unit.

         "Preferred Unit" means any Partnership Unit issued from time to time pursuant to Section 4.2 that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers, and duties senior to the Common Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.2.

         In addition, the definitions of "Partnership Unit," "Percentage Interest," and "Shares Amount" appearing in Article 1 of the Partnership Agreement hereby are deleted in their entirety and the following definitions are inserted in their place:

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, and includes Class A Units, Class B Units, Class C (LIHTC) Units, Series A Preferred Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by a certificate in a form approved by the General Partner. Without limitation on the authority of the General Partner as set forth in Section 4.2 (but subject to the limitations thereof), the General Partner may designate any Partnership Units, when issued, as Common Units or as Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units.

         "Percentage Interest" means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series, determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding as specified in Exhibit A, as such exhibit may be amended from time to time, multiplied by the aggregate Percentage Interest allocable to such class of Partnership Interests. If the Partnership shall at any time have outstanding more than one class of Partnership Interests, the Percentage Interest attributable to each class of Partnership Interests shall be determined as set forth in Section 4.2.B; provided, however, that, for purposes of determining the rights and relationships among the various classes and series of Partnership Units, Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.

         "Shares Amount" means a number of Shares equal to the number of Common Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that, if the General Partner Entity issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling such holders to subscribe for or purchase Shares or any other securities or property (collectively, the "rights") and if the Partnership does not issue to all of the holders of Common Units at such time (other than the General Partner) corresponding rights to subscribe for or purchase Common Units or other securities or property corresponding to the securities or property covered by the rights granted by the General Partner, then the Shares Amount shall also include such rights that a holder of that number of Shares would be entitled to receive had it owned such Shares at the time such rights were issued; provided further that, if the rights issued by the General Partner are issued pursuant to a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), then the Shares Amount shall include such rights only to the extent that (a) the Common Units offered for redemption were issued other than pursuant to Section 4.3 of this Agreement, and (b) such rights have not been exercised by the holders thereof (and have not otherwise terminated or been redeemed or eliminated).

         2. Section 4.2 of the Partnership Agreement hereby is amended to add after Section 4.2.D the following section:

                  E. Series A Preferred Units. Under the authority granted to it by Section 4.2.A, the General Partner hereby establishes an additional class of Partnership Units entitled "Series A Junior Participating Preferred Units" (the "Series A Preferred Units"). Series A Preferred Units shall have the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in Exhibit I hereto.

         3. Section 4.3 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

         If the General Partner acquires any Class A Units using the proceeds from any exercise of any rights (as defined in the definition of Shares Amount) issued under a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), then (a) the holders of Common Units at such time (other than the General Partner) as a group shall have the right to acquire, at the same price per Class A Unit paid by the General Partner, a total number of additional Class A Units equal to the product of (i) the total number of Common Units held by such holders, multiplied by (ii) a fraction, the numerator of which is the number of Class A Units issued to the General Partner as a result of the exercise of such rights and the denominator of which is the total number of Class A Units held by the General Partner immediately prior to such issuance (which fraction is referred to as the "Exercise Percentage"), and (b) each holder of a Class A Unit, Class B Unit or Class C (LIHTC) Unit at such time shall have the right to acquire, at the same price per Class A Unit paid by the General Partner, a number of Class A Units equal to the product of (iii) the aggregate number of Common Units that such holder holds at such time, multiplied by (iv) the Exercise Percentage. (Thus, for example, if the General Partner were to acquire 2,000,000 Class A Units at $5 per Unit from the proceeds of the exercise of outstanding rights issued under a shareholder rights plan at a time when the General Partner already owned 8,000,000 Class A Units out of a total of 12,000,000 outstanding Common Units (which would represent a 25% increase in the number of Class A Units held by the General Partner), then the other holders of Common Units as a group would have the right to purchase a total of 1,000,000 Class A Units at $5 per Class A Unit, and each holder of a Class A Unit, Class B Unit or Class C (LIHTC) Unit would be entitled to purchase his proportionate share of such Class A Units, or .25 Class A Units for each Class A Unit, Class B Unit or Class C (LIHTC) Unit then held by such holder.) In the event Partnership Units or Partnership Interests other than Class A Units (including, without limitation, Series A Preferred Units) are issued to the General Partner using proceeds of any exercise of rights issued under a shareholder rights plan (or other arrangement having the same objective and substantially the same effect), the holders of Common Units shall be granted the right to acquire such other Partnership Units or Partnership Interests at the same price as paid by the General Partner and in such amounts as would be comparable to their rights had Class A Units been issued instead. The General Partner shall provide prompt written notice to the holders of Common Units of its acquisition of Class A Units (or other Partnership Units or Partnership Interests) using such proceeds and shall establish in good faith such procedures as it deems appropriate (including, without limitation, procedures to eliminate the issuance of fractional Partnership Units if the General Partner deems appropriate) to effectuate the rights of the holders of Common Units under the preceding provisions of this Section 4.3. Except to the extent expressly granted by the Partnership pursuant to this Section 4.3 or another agreement, no person shall have any preemptive, preferential or other similar right with respect to
(i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

         4. Section 8.6.C of the Partnership Agreement is hereby amended and restated in its entirety as follows:

                  C. Exceptions to Exercise of Redemption Right.


                           (i) Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A if (but only as long as) the delivery of Shares to such Partner on the Specified Redemption Date (i) would be prohibited under the Declaration of Trust or (ii) would be prohibited under applicable federal or state securities laws or regulations (in each case regardless of whether the General Partner would in fact assume and satisfy the Redemption Right).

                           (ii) Notwithstanding the provisions of Sections 8.6.A and 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Unit unless (i) such Preferred Unit has been issued to and is held by a Partner other than the General Partner, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Units pursuant to Section 8.6.A.

                           (iii) Preferred Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Units (or class or series thereof) in the instruments designating such Preferred Units (or class or series thereof).

         5.       Exhibits to Partnership Agreement.

                  A. The General Partner shall maintain the information set forth in Exhibit A to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership's affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit A. In addition to the designation of Series A Preferred Units pursuant to this First Amendment, such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

                  B. The Partnership Agreement is hereby amended by attaching thereto as Exhibit I the Exhibit I attached hereto.


         6. Exhibit C to the Partnership Agreement hereby is amended to add new
Section 1.G as follows and existing Section 1.G shall be redesignated as Section 1.H:

                  G. Priority Allocation With Respect to Preferred Units. Any remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the General Partner or any other Partner that holds Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Partner for the current Partnership Year and all prior Partnership Years (other than distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Units held by such Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference Amount or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of Partnership gross income and gain to such Partner under this Section 1.F for all prior Partnership Years.

         7. Certain Capitalized Terms. All capitalized terms used in this First Amendment and not otherwise defined shall have the meanings assigned in the Partnership Agreement or in the Articles Supplementary of the General Partner. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and affirms.

                       [Page Break Intentionally Inserted]

         IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the date first set forth above.

                                            ELDERTRUST,
                                            as General Partner of
                                            ElderTrust Operating Limited
                                                 Partnership


                                            By: /s/ D. Lee McCreary, Jr.
                                                --------------------------------
                                            Name:  D. Lee McCreary, Jr.
                                            Title: President and Chief
                                                   Executive Officer

                                    EXHIBIT I

          DESIGNATIONS, PREFERENCES AND OTHER RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, POWERS AND DUTIES OF SERIES
                               A PREFERRED UNITS

         The Series A Preferred Units shall have the following designations, preferences, rights, powers and duties:

         (1) Certain Defined Terms. The following capitalized terms used in this
Exhibit I shall have the respective meanings set forth below:

                  "Parity Units" has the meaning ascribed thereto in Section
(3)(A) below.

                  "Quarterly Distribution Payment Date" means the 15th day (or, if such day is not a Business Day, the next Business Day thereafter) of February, May, August and November of each year, commencing November 15, 1999.

         (2)      Distributions.

                  (A) Each holder of the then outstanding Series A Preferred Units shall be entitled to receive out of funds legally available therefor, when, as and if declared by the Partnership, quarterly distributions payable in cash on the Quarterly Distribution Payment Date at the rate per Series A Preferred Unit equal to the greater of
         (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per unit amount of all cash distributions, and one thousand (1,000) times the aggregate per unit amount (payable in kind) of all non-cash or other distributions (other than a distribution payable in Class A Units, Class B Units or Class C (LIHTC) Units of the Partnership, or a subdivision of the outstanding Class A Units, Class B Units or Class C (LIHTC) Units (by reclassification or otherwise)), declared on such Class A Units, Class B Units or Class C (LIHTC) Units, since the immediately preceding Quarterly Distribution Payment Date, or, with respect to the first Quarterly Distribution Payment Date, since the first issuance of any Series A Preferred Units or a fraction thereof. In the event the Partnership shall at any time after October 13, 1999 (the "Rights Declaration Date") (i) declare or pay any distribution on Class A Units, Class B Units or Class C (LIHTC) Units payable in Class A Units, Class B Units or Class C (LIHTC) Units, (ii) subdivide the outstanding Class A Units, Class B Units or Class C (LIHTC) Units, or
         (iii) combine the outstanding Class A Units, Class B Units or Class C (LIHTC) Units into a smaller number of units, then in each such case the amount to which holders of Series A Preferred Units were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

                  (B) The Partnership shall declare a distribution on the Series A Preferred Units as provided in paragraph (A) above immediately after it declares a distribution on any Common Units (other than a distribution payable in Common Units); provided that, in the event no distribution shall have been declared on the Common Units during the period between any Quarterly Distribution Payment Date and the next subsequent Quarterly Distribution Payment Date, a distribution of $10.00 per unit on the Series A Preferred Units shall nevertheless be payable on such subsequent Quarterly Distribution Payment Date.

                  (C) Distributions shall begin to accrue and be cumulative on outstanding Series A Preferred Units from the Quarterly Distribution Payment Date next preceding the date of issue of such Series A Preferred Units, unless the date of issue of such units is prior to the record date set for the first Quarterly Distribution Payment Date, in which case distributions on such units shall begin to accrue from the date of issue of such units, or unless the date of issue is a Quarterly Distribution Payment Date or is a date after the record date for the determination of holders of Series A Preferred Units entitled to receive a quarterly distribution and before such Quarterly Distribution Payment Date, in either of which events such distributions shall begin to accrue and be cumulative from such Quarterly Distribution Payment Date. Accrued but unpaid distributions shall not bear interest. Distributions paid on the Series A Preferred Units in an amount less than the total amount of such distributions at the time accrued and payable on such units shall be allocated pro rata on a unit-by-unit basis among all such units at the time outstanding. The Board of Trustees of the General Partner may fix a record date for the determination of holders of Series A Preferred Units entitled to receive payment of a distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         (3)      Certain Restrictions.

                  (A) Whenever distributions payable on the Series A Preferred Units as provided in Section (2) are not paid, thereafter and until such distributions, whether or not declared, on Series A Preferred Units outstanding shall have been paid in full, the Partnership shall not:

                           (i) declare or pay distributions on, or, except otherwise provided for in Section 8.6 of the Partnership Agreement, redeem or purchase or otherwise acquire for consideration, any units ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series A Preferred Units; or

                           (ii) declare or pay distributions on any units ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) (the "Parity Units") with the Series A Preferred Units, except distributions paid ratably on the Series A Preferred Units and all such Parity Units on which distributions are payable in proportion to the total amounts to which the holders of all such units are then entitled; or

                           (iii) redeem or purchase or otherwise acquire for consideration any Parity Units, provided that the Partnership may at any time redeem, purchase or otherwise acquire any such Parity Units in exchange for any units ranking junior (either as to distributions or upon dissolution, liquidation or winding up) to the Series A Preferred Units; or

                           (iv) redeem or purchase or otherwise acquire for consideration any Series A Preferred Units, or any Parity Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees of the General Partner) to all holders of such units upon such terms as the Board of Trustees of the General Partner, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The General Partner shall not permit any subsidiary of the Partnership to purchase or otherwise acquire for consideration any Partnership Units unless the Partnership could, under paragraph (A) of this Section (3), purchase or otherwise acquire such units at such time and in such manner.

                  (C) Notwithstanding anything contained in this Section (3) to the contrary, nothing herein shall limit or restrict the right of a holder of a Partnership Unit to require the Partnership to redeem such Partnership Unit in accordance with the provisions of Section 8.6 of the Partnership Agreement.

         (4)      Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Partnership, no distribution shall be made to the holders of Partnership Units ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series A Preferred Units unless, prior thereto, the holders of Series A Preferred Units shall have received (i) $35,500 per Unit, plus (ii) any unpaid distributions accrued and unpaid thereon, whether or not declared, to the date of such payment (the "Series A Junior Liquidation Preference"). Following the payment of the full amount of the Series A Junior Liquidation Preference, no additional distributions shall be made to the holders of Series A Preferred Units unless, prior thereto, the holders of Common Units shall have received an amount per unit (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Junior Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as unit splits, unit distributions and recapitalizations with respect to the Common Units) (such number in clause (ii) immediately above as so adjusted being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Junior Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Preferred Units and Common Units, respectively, holders of Series A Preferred Units and holders of Common Units shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Series A Preferred Units and Common Units, on a per unit basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Junior Liquidation Preference and the liquidation preferences of all other series of Preferred Units, if any, which rank on a parity with the Series A Preferred Units, then such remaining assets shall be distributed ratably to the holders of such Parity Units in proportion to their respective liquidation preferences. In the event, however, that there are sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Units.

                  (C) In the event the Partnership shall at any time after the Rights Declaration Date (i) declare any distribution on Class A Units, Class B Units or Class C (LIHTC) Units payable in Class A Units, Class B Units or Class C (LIHTC) Units, (ii) subdivide the outstanding Class A Units, Class B Units or Class C (LIHTC) Units, or (iii) combine the outstanding Class A Units, Class B Units or Class C (LIHTC) Units into a smaller number of units, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

                  5. Consolidation, Merger, Etc. In case the Partnership shall enter into any consolidation, merger, combination or other transaction in which Class A Units, Class B Units or Class C (LIHTC) Units are exchanged for or changed into other units or securities, cash and/or any other property, then in any such case the Series A Preferred Units shall at the same time be similarly exchanged or changed into such units or securities, cash and/or any other property in an amount per unit (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of units, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Class A Unit, Class B Unit or Class C (LIHTC) Units is changed or exchanged. In the event the Partnership shall at any time after the Rights Declaration Date (i) declare any distribution on Class A Units, Class B Units or Class C (LIHTC) Units payable in Class A Units, Class B Units or Class C (LIHTC) Units, (ii) subdivide the outstanding Class A Units, Class B Units or Class C (LIHTC) Units, or (iii) combine the outstanding Class A Units, Class B Units or Class C (LIHTC) Units into a smaller number of units, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Units (as previously adjusted, if any prior adjustment has occurred) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Class A Units, Class B Units or Class C (LIHTC) Units outstanding immediately after such event and the denominator of which is the number of Class A Units, Class B Units or Class C (LIHTC) Units that were outstanding immediately prior to such event.

         6. Redemption Right. The outstanding Series A Preferred Units may be redeemed as a whole, but not in part, at any time, or from time to time, at the option of the Board of Trustees of the General Partner, at a cash price per unit equal to 105 percent of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of a Class A Unit, plus (ii) all distributions which on the redemption date are payable on the Series A Preferred Units to be redeemed and have not been paid, earned or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" of a Class A Unit shall equal the average of the per share closing sale prices of the Shares of the General Partner during the 30-day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if such Shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Shares are listed, or, if such Shares are not listed on any such exchange, the average of the per share closing sale prices of the Shares during such 30-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of a Share as determined by the Board of Trustees of the General Partner in good faith.

         7. Ranking. Notwithstanding anything contained herein to the contrary, the Series A Preferred Units shall rank junior to all other series of Preferred Units as to voting rights, the payment of distributions and the distribution of assets in liquidation, unless the terms of any such series shall provide otherwise.

         8. Voting Rights. The holders of Series A Preferred Units shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Unit shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the Partners. In the event the General Partner shall at any time after the Rights Declaration Date (i) declare any distribution on Class A Units, Class B Units or Class C (LIHTC) Units payable in Class A Units, Class B Units or Class C (LIHTC) Units, (ii) subdivide the outstanding Class A Units, Class B Units or Class C (LIHTC) Units, or (iii) combine the outstanding Class A Units, Class B Units or Class C (LIHTC) Units into a smaller number of units, then in each such case the number of votes per unit to which holders of Series A Preferred Units were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Units outstanding immediately after such event and the denominator of which is the number of Common Units that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided by law, the holders of Series A Preferred Units and the holders of Common Units and any other Partnership Units having general voting rights shall vote together as one class on all matters submitted to a vote of the Partners.

                  (C) Except as set forth herein, holders of Series A Preferred Units shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Units as set forth herein) for taking any Partnership action.

         9. General. The rights of the General Partner, in its capacity as a holder of the Series A Preferred Units, are in addition to and not in limitation on any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained in this Exhibit I shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as a holder of the Series A Preferred Units. The foregoing is not intended to indicate that the General Partner is, or will be, the only holder of Series A Preferred Units.


                                     * * * *


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